As filed with the Securities and Exchange Commission on July 7, 1995
                                                    Registration No. 33-______


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           LIVE Entertainment Inc.
            (Exact name of Registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)
                                  95-4178252
                    (I.R.S. Employer Identification No.)

                         15400 Sherman Way, Suite 500
                         Van Nuys, California  91406
                                (818) 988-5060
            (Address of Registrant's Principal Executive Offices)

             1988 Stock Option and Stock Appreciation Rights Plan
                             (Full Title of Plan)

                               Ronald B. Cushey
                           Chief Financial Officer
                           LIVE Entertainment Inc.
                         15400 Sherman Way, Suite 500
                         Van Nuys, California  91406
                                (818) 988-5060
                   (Name and address of Agent for Service)

                                   Copy to:
                             Gary J. Cohen, Esq.
                               Sidley & Austin
                            555 West Fifth Street
                     Los Angeles, California  90013-1010



                       CALCULATION OF REGISTRATION FEE




 Title of       Amount      Proposed Maximum     Proposed Maximum    Amount of
Shares to be    to be        Aggregate Price   Aggregate Offering  Registration
Registered    Registered(1)     Per Share              Price            Fee

Common Stock,   100,000          $4.13(3)          $413,000(3)      $142.00(4)
$0.01 par      Shares (2)
value

(1) Pursuant to General Instruction E to Form S-8 Registration Statement under the Securities Act of 1933, this Registration Statement covers the 100,000 shares of Common Stock being registered hereunder. The Registrant has previously registered on Registration Statement 33-30862 on Form S-8/S-3 1,200,000 shares of Common Stock and on Registration Statement 33-38902 on Form S-8/S-3 300,000 shares of Common Stock issued or issuable pursuant to the 1988 Stock Option and Stock Appreciation Rights Plan (the "Plan"), which Registration Statements are hereby incorporated herein in their entirety by this reference.

(2) An indeterminate number of additional shares of Common Stock which may be issued pursuant to adjustment provisions and Stock Appreciation Rights in the Plan are also registered hereunder.

(3) The proposed maximum offering price per share and aggregate offering price, estimated solely for the purpose of calculating the registration fee for the additional 100,000 shares registered hereunder, has been computed pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based the average of the high and low prices per share of the Common Stock on The Nasdaq Stock Market's SmallCap market on July 3, 1995.

(4) This Registration Statement covers the 100,000 shares of Common Stock being registered hereunder. The registration fee of $3,436 for 1,200,000 shares was paid in connection with the filing of Registration Statement No. 33-30862, and the registration fee of $4,221 for 300,000 shares was paid in connection with the filing of Registration Statement No. 33-38902. The registration fee of $142.00 for the 100,000 shares registered hereunder is included herewith.


                          LIVE ENTERTAINMENT INC.

                             Explanatory Note

            This Form S-8 Registration Statement under the Securities Act of 1933 contains information which updates and supplements certain sections of the Form S-8/Form S-3 Registration Statement (No. 33-30862 dated September 1, 1989), and of the Form S-8/Form S-3 Registration Statement (No. 33-38902 dated January 1, 1991), and provides information relating to an amendment to the Plan and registers an additional 100,000 shares, all as set forth herein. Registration Statements No. 33-30862 and No. 33-38902 are incorporated in their entirety by this reference.

            The 1988 Stock Option and Stock Appreciation Rights Plan (the "Plan") of LIVE Entertainment Inc. (the "Company" or "Registrant") was adopted by the Company's Board of Directors on September 20, 1988, approved by the stockholders at the 1988 Annual Meeting of the Stockholders of the Company, amended by the stockholders of the Company at the 1989 and 1990 Annual Meetings of the Stockholder of the Company, and further amended by the Board of Directors in June 1993. On March 3, 1994, the Board of Directors and the Stock Option Committee thereof initially approved an amendment to the Plan to increase the number of shares of Common Stock which may be granted under the Plan by an additional 100,000 shares, and such amendment was reauthorized by the Board of Directors on March 6, 1995. The Stockholders of the Company approved the foregoing amendment at the 1995 Annual Meeting of the stockholders of the Company held on May 9, 1995.

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference

       The following documents filed with the Securities Exchange
Commission ("Commission") are incorporated herein by this reference:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed with the Commission on March 20, 1995, as amended by Form 10-K/A filed with the Commission on May 16, 1995.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 filed with the Commission on April 27, 1995.

            (c) The Company's Registration Statement No. 33-54654 on Form S-4 containing a description of the Common Stock, and the Company's definitive Proxy Statement filed December 8, 1994 for information concerning amendments to the Company's Common Stock.

       All documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by this reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities

       See the description referred to in paragraph (c) of Item 3 of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

       Omitted from the Registration Statement because it is not applicable or the answer is in the negative.

Item 6.     Indemnification of Directors and Officer

       Section 145 of the Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of Delaware corporations. The Restated Certificate of Incorporation of LIVE, as amended, provides that LIVE will, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify any and all persons whom it has the power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. Such indemnification will not be deemed exclusive of any other rights to which those persons indemnified may otherwise be entitled, both as to action in official capacity and as to action in another capacity while holding such office. Such indemnification will also continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person.

       The Bylaws of LIVE, as well as individual indemnification agreements entered into between LIVE and certain of its present and former directors and executive officers, reflect the indemnification provisions in LIVE's Restated Certificate of Incorporation. They provide generally for indemnification of directors, officers, employees and other agents of LIVE in the event of third party actions, actions by or in the right of LIVE and in the event of a successful defense in the circumstances and to the extent specified below.

       To be entitled to indemnification, a person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of LIVE, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. With respect to a proceeding by or in the right of LIVE to procure a judgment in its favor, no indemnification of a person will be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to LIVE unless and only to the extent that the Delaware Court of Chancery or the court in which such proceeding was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

       Any indemnification for other than a successful defense (unless ordered by a court) will be made by LIVE only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable good faith standard of conduct. Such determination will be made (i) by the Board of Directors of LIVE by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. LIVE's Bylaws provide for the payment of expenses in advance of the final disposition of a proceeding upon receipt of an undertaking to repay such amount if it is ultimately determined that the person was not entitled to indemnification.

       LIVE's officers and directors are covered by directors and officers insurance aggregating $10,000,000.

       Except to the extent hereinabove set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of LIVE is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Item 7.     Exemption from Registration Claimed

       Omitted from the Registration Statement because it is not applicable.

Item 8.     Exhibits

       5    Opinion of Counsel as to Legality of Securities

       23.2 Consent of Counsel, incorporated by reference to
            Exhibit 5 hereof

       23.2 Consent of Independent Auditors

Item 9.     Undertakings

       The undersigned registrant hereby undertakes:

       (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

            (a)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) To remove from registration by means of a post-effective amendments any of the securities being registered which remain unsold at the termination of the offering.

       (iv) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (v) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 6th day of July, 1995.

                        LIVE Entertainment Inc.


                        By: /s/ ROGER BURLAGE
                          Roger Burlage, President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Anthony J. Scotti        Chairman of the Board             July 6, 1995

/s/ ROGER A. BURLAGE
Roger A. Burlage         Chief Executive Officer           July 6, 1995
                         (principal executive officer);
                         Director

/s/ RONALD B. CUSHEY
Ronald B. Cushey         Chief Financial Officer           July 6, 1995
                         (principal financial officer) and
                         Director

Robert L. Denton         Vice President and                July 6, 1995
                         Chief Accounting Officer
                         (principal accounting officer)

Frans J. Afman           Director                          July 6, 1995

/s/ JAY BURNHAM
Jay Burnham              Director                          July 6, 1995

/s/ JONATHAN D. LLOYD
Jonathan D. Lloyd        Director                          July 6, 1995

Ryuichi Noda             Director                          July 6, 1995

/s/ MASAO NOMURA
Masao Nomura             Director                          July 6, 1995

/s/ R. TIMOTHY O'DONNELL
R. Timothy O'Donnell     Director                          July 6, 1995

/s/ ROGER R. SMITH
Roger R. Smith           Director                          July 6, 1995

/s/ GREGORY R. PIERSON
Gregory R. Pierson       Director                          July 6, 1995

Makoto Koshiba           Director                          July 6, 1995